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                           DATUM INC. AND SUBSIDIARIES

                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-96564, 33-10035, 33-41709, 33-79772 and
333-46365) of Datum Inc. of our report dated February 17, 2000 relating to the financial statements and financial statement scheduled, appearing on page F-1 of this Annual Report on Form 10-K.




/s/   PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS  LLP

Costa Mesa, California
March 27, 2000